News Release

Cory T. Walker

July 24, 2006	Chief Financial Officer
(386) 239-7250

BROWN & BROWN, INC.
SECOND QUARTER 2006 RESULTS ACHIEVE NEW RECORDS
FOR REVENUES AND INCOME

(Daytona Beach and Tampa, Florida) . . . Brown & Brown, Inc. (NYSE:BRO) announced net income for the second quarter of 2006 of $44,431,000, or $0.32 per share, an increase of 20.0% from the $37,033,000, or $0.27 per share, reported for the quarter ended June 30, 2005. Total revenue for the quarter ended June 30, 2006 was $220,807,000, compared with 2005 second-quarter revenue of $195,931,000, an increase of 12.7%.

Total revenue for the first half of 2006 was $451,389,000, compared with revenue of $398,305,000 for the corresponding period in 2005, up 13.3%. Net income for the first six months of 2006 was $94,457,000, versus $80,051,000 during the comparable 2005 period, an increase of 18.0%.  Net income per share for the six months ended June 30, 2006 was $0.67, versus the $0.57 per share posted during the same period in 2005, an increase of 17.5%.

J. Hyatt Brown, Chairman and CEO, noted, “We had a very good quarter.  We are very pleased with the 6.8% internal growth rate of our core commissions and fees revenue.  In fact, all but one of our seven business operating units showed improvement in their internal growth rates over the previous quarter.  We are optimistic about the continued growth, development and strength of our company.”

President and Chief Operating Officer Jim W. Henderson added, “We are also pleased with the performance of our Producers who have completed our in-house sales school, “Brown & Brown University”. These sales professionals are contributing significantly to our organic growth and give us an encouraging glimpse of our future leadership. On the acquisition front, we have completed 12 transactions so far in 2006 with combined annualized revenue of approximately $32 million and we continue to be very positive about acquisition opportunities.”

Brown & Brown, Inc. and its subsidiaries offer a broad range of insurance and reinsurance products and services, as well as risk management, third party administration, managed health care, and Medicare set-aside services and programs. Providing service to business, public entity, individual, trade and professional association clients nationwide, the Company is ranked by Business Insurance magazine as the United States’ sixth largest independent insurance intermediary. The Company’s Web address is www.bbinsurance.com.

This press release may contain certain statements relating to future results which are forward-looking statements, including those relating to continuing our revenue, earnings and operating growth, as well as identifying and consummating attractive acquisition opportunities. These statements are not historical facts, but instead represent only the Company’s current belief regarding future events, many of which, by their nature, are inherently uncertain and outside of the Company’s control. It is possible that the Company’s actual results, financial condition and achievements may differ, possibly materially, from the anticipated results, financial condition and achievements contemplated by these forward-looking statements. Further information concerning the Company and its business, including factors that potentially could materially affect the Company’s financial results and condition, as well as its other achievements, are contained in the Company’s filings with the Securities and Exchange Commission. Some factors include: general economic conditions around the country; downward commercial property and casualty premium pressures; the competitive environment; the integration of the Company’s operations with those of businesses or assets the Company has acquired or may acquire in the future and the failure to realize the expected benefits of such integration; the potential occurrence of a disaster that affects certain areas of the States of California, Florida, Georgia, New Jersey, New York, Pennsylvania and/or Washington, where significant portions of the Company’s business are concentrated; the actual costs of resolution of contingent liabilities; those factors relevant to Brown & Brown’s consummation and integration of announced acquisitions, including any matters analyzed in the due diligence process, material adverse changes in the customers of the companies whose operations are acquired, and material adverse changes in the business and financial condition of either or both companies and their respective customers; and the cost and impact on the Company of previously disclosed litigation initiated against the Company and regulatory inquiries regarding industry and Company practices with respect to compensation received from insurance carriers. All forward-looking statements made herein are made only as of the date of this release, and the Company does not undertake any obligation to publicly update or correct any forward-looking statements to reflect events or circumstances that subsequently occur or of which the Company hereafter becomes aware.

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Brown & Brown, Inc.
CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share data)
(unaudited)

	For the		For the
	Three Months Ended		Six Months Ended
	June 30		June 30
	2006	2005	2006	2005
REVENUES
Commissions and fees	$217,427	$192,738	$445,342	$393,053
Investment income	2,956	1,524	5,165	2,489
Other income, net	424	1,669	882	2,763
Total revenues	220,807	195,931	451,389	398,305

EXPENSES
Employee compensation and benefits	103,180	94,100	203,910	184,484
Non-cash stock-based compensation	1,434	788	3,764	1,679
Other operating expenses	30,134	25,980	61,103	53,122
Amortization	8,978	8,357	17,978	15,892
Depreciation	2,785	2,527	5,380	4,894
Interest	3,329	3,711	6,851	7,253
Total expenses	149,840	135,463	298,986	267,324

Income before income taxes	70,967	60,468	152,403	130,981

Income taxes	26,536	23,435	57,946	50,930

Net income	$ 44,431	$ 37,033	$ 94,457	$ 80,051
	======	======	======	======
Net income per share:
Basic	$0.32	$0.27	$0.68	$0.58
	====	====	====	====
Diluted	$0.32	$0.27	$0.67	$0.57
	====	====	====	====
Weighted average number of shares outstanding:
Basic	139,511	138,312	139,447	138,318
	======	======	======	======
Diluted	141,006	139,476	140,915	139,448
	======	======	======	======

Dividends declared per share	$0.05	$0.04	$0.10	$0.08
	====	====	====	====

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Brown & Brown, Inc.
INTERNAL GROWTH SCHEDULE
Core Commissions and Fees(1)
Three Months Ended June 30, 2006
(in thousands)
(unaudited)

	Quarter	Quarter	Total	Total	Less	Internal
	Ended	Ended	Net	Net	Acquisition	Net
	6/30/06	6/30/05	Change	Growth %	Revenues	Growth %

Florida Retail	$ 47,029	$ 40,738	$ 6,291	15.4%	$ 97	15.2%
National Retail	53,025	51,134	1,891	3.7%	3,024	(2.2)%
Western Retail	26,423	25,513	910	3.6%	1,495	(2.3)%
Total Retail	126,477	117,385	9,092	7.7%	4,616	3.8%

Professional Programs	9,124	9,647	(523)	(5.4)%	-	(5.4)%
Special Programs	26,435	20,705	5,730	27.7%	1,706	19.4%
Total Programs	35,559	30,352	5,207	17.2%	1,706	11.5%

Brokerage	42,736	34,077	8,659	25.4%	4,103	13.4%

Services	8,051	6,449	1,602	24.8%	1,348	3.9%

Total Core Commissions
and Fees (1)	$212,823	$188,263	$24,560	13.0%	$11,773	6.8%

Reconciliation of Internal Growth Schedule
to Total Commissions and Fees
Included in the Consolidated Statements of Income
for the Three Months Ended June 30, 2006 and 2005
(in thousands)
(unaudited)
	Quarter	Quarter
	Ended	Ended
	6/30/06	6/30/05

Total core commissions and fees(1)	$212,823	$188,263
Contingent commissions	4,604	4,002
Divested business	-	473

Total commission & fees	$217,427	$192,738
	========	========

(1)

Total core commissions and fees are our total commissions and fees less (i) profit-sharing contingent commissions (revenue derived from special revenue-sharing commissions from insurance companies based upon the volume and the growth and/or profitability of the business placed with such companies during the prior year), and (ii) divested business (commissions and fees generated from offices, books of business or niches sold by the Company or terminated).

Brown & Brown, Inc.
CONSOLIDATED BALANCE SHEETS
(in thousands, except per share data)
(unaudited)

	June 30,	December 31,

	2006	2005
ASSETS
Current assets:
Cash and cash equivalents	$ 33,148	$ 100,580
Restricted cash and investments	275,959	229,872
Short-term investments	2,799	2,748
Premiums, commissions and fees receivable	276,730	257,930
Other current assets	21,767	28,637
Total current assets	610,403	619,767

Fixed assets, net	43,730	39,398
Goodwill	646,027	549,040
Amortizable intangible assets, net	390,252	377,907
Investments	9,656	8,421
Other assets	15,163	14,127
Total assets	$1,715,231	$1,608,660
	==========	=========
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Premiums payable to insurance companies	$ 463,352	$ 397,466
Premium deposits and credits due customers	28,884	34,027
Accounts payable	33,784	21,161
Accrued expenses	62,837	74,534
Current portion of long-term debt	17,990	55,630
Total current liabilities	606,847	582,818

Long-term debt	208,181	214,179

Deferred income taxes, net	37,531	35,489

Other liabilities	12,688	11,830

Shareholders’ equity:
Common stock, par value $0.10 per share;
authorized 280,000 shares; issued and
outstanding 139,480 at 2006 and 139,383 at 2005	13,948	13,938
Additional paid-in capital	197,581	193,313
Retained earnings	633,159	552,647
Accumulated other comprehensive income	5,296	4,446

Total shareholders’ equity	849,984	764,344

Total liabilities and shareholders’ equity	$1,715,231	$1,608,660
	==========	=========

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